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                                                                  EXHIBIT (23)-7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Joint Registration Statement on Form S-4 of Wisconsin Energy Corporation and Northern Power Wisconsin Corp. of our report dated August 4, 1995 related to the balance sheet of Northern Power Wisconsin Corp., which appears in such Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
August 7, 1995